Exhibit 99.12

FIRST AMENDMENT TO

SHAREHOLDER AGREEMENT

This First Amendment to Shareholder Agreement (this “Amendment”) is entered on September 29, 2021 by and among the undersigned.

Recitals

A.       The undersigned Shareholders are party to that certain Shareholder Agreement that became effective on June 10, 2020 (the “Shareholder Agreement”).

B.       The Shareholders entered into the Shareholder Agreement to facilitate communication among the Shareholders party thereto with respect to their investment in the Company and to facilitate positive interaction and communication with its Board.

C.       The Company, together with its subsidiary Altabank, entered into that certain Plan and Agreement of Merger dated May 18, 2021, with Glacier Bancorp, Inc. (“Glacier”) and its subsidiary Glacier Bank (“Merger Agreement”).

D.       Pursuant to the Merger Agreement, the Company will merge into Glacier with Glacier as the surviving corporation and the Shareholders automatically becoming shareholders of Glacier common stock as more fully described therein (“Merger Transaction”).

E.       In anticipation of, and effective upon the consummation of, the Merger Transaction, the Shareholders wish to amend the Shareholder Agreement in accordance with the terms and conditions set forth herein. Except as expressly set forth herein, the Shareholder Agreement shall remain in full force and effect in accordance with its terms.

Agreement

NOW THEREFORE, in consideration of the foregoing premises, and the mutual agreements set forth below, the undersigned hereby agree as follows:

1.       Capitalized Terms. Capitalized terms not defined herein shall have the meaning given them in the Shareholder Agreement.

2.       Designated Representatives. The Shareholder Agreement is hereby amended to the extent necessary such that the Designated Representatives shall be: (i) Dale Gunther, (ii) Blaine Gunther, (iii) Paul Gunther, (iv) Jonathan Gunther and (v) Jansen Gunther. Except as set forth herein, the provisions of the Shareholder Agreement governing the succession of Designated Representatives shall remain unchanged.

3.       Shareholder Agreement Post-Merger.

(a)       Effectiveness of Shareholder Agreement. The Shareholder Agreement is hereby amended as of the effective time of the Merger Transaction and to the extent necessary such that, upon the consummation of the Merger Transaction, the Shareholder Agreement shall remain in full force and effect with Glacier as the Company and the Shareholders as owners of Glacier common stock.

(b)       Rule 13(d) Reporting Requirement. The Shareholder Agreement is hereby amended to acknowledge that, upon consummation of and after giving effect to the Merger Transaction, the Shareholders parties hereto will be owners of approximately 4.2% of Glacier common stock and shall therefore no longer have reporting requirements under the Exchange Act by virtue of the Shareholder Agreement.

4.       Membership. The Shareholder Agreement is hereby amended to the extent necessary such that: (i) the undersigned parties to this Amendment shall each be a Shareholder under the Shareholder Agreement and benefited by and subject to its terms and conditions; and (ii) the original parties to the Shareholder Agreement that are not undersigned parties to this Amendment shall each be withdrawn from and no longer party to the Shareholder Agreement. Following the Merger Transaction, members of the Gunther family that are owners of Glacier common stock but not party to the Shareholder Agreement may become a party hereto by the mutual written agreement of such person and the undersigned Shareholders.

5.       Term. Section 10 of the Shareholder Agreement is deleted in its entirety and replaced as follows: The Shareholder Agreement is hereby amended to the extent necessary such that it shall not terminate until such time that there are less than two Shareholders that are parties thereto. Any Party to the Shareholder Agreement may withdraw from and terminate its rights and obligations under thereto on seven (7) days’ prior written notice to a Designated Representative; provided, however, that such Person shall remain obligated for the payment in full of any unpaid assessment made pursuant to Section 3(d) above.

6.       Further Deletions. The following sections of the Shareholder Agreement are hereby deleted in their entirety: (i) the last sentence of Section 3(a); (ii) the last sentence of Section 5; (iii) the last sentence of Section 6(c); and (iv) the penultimate sentence of Section 8.

7.       Miscellaneous.

(a)       Full Force and Effect. This Amendment shall be binding upon and insure to the benefit of the undersigned Shareholders. Except as specifically provided herein, the Shareholder Agreement shall remain in full force and effect. If any provision of the Shareholder Agreement is in conflict with any provision of this Amendment, this Amendment shall control.

(b)       Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signatures to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

DRG PARTNERS, LLC

By:	/s/ Dale O. Gunther
Name:	Dale O. Gunther
Title:	Manager

THE RASPBERRY TRUST

By:	/s/ Dale O. Gunther
Name:	Dale O. Gunther
Title:	Authorized Agent

THE GUNTHER LEGACY TRUST

By:	/s/ Orrin Porter Rockwell
Name:	Orrin Porter Rockwell
Title:	Trustee

DALE O. GUNTHER

/s/ Dale O. Gunther

RUSSELL GUNTHER

/s/ Russell Gunther

JACOB GUNTHER

/s/ Jacob Gunther

HUDSON GUNTHER

/s/ Hudson Gunther

KIMBALL GUNTHER

/s/ Kimball Gunther

THE MARY G. MILLER REVOCABLE TRUST

By:	/s/ Mary G. Miller
Name:	Mary G. Miller
Title:	Trustee

THE BRETT AND SUSAN CHRISTIANSEN FAMILY TRUST

By:	/s/ Brett and Susan Christiansen
Name:	Brett and Susan Christiansen
Title:	Trustee

CHRISTOPHER BRETT CHRISTIANSEN

/s/ Christopher Brett Christiansen

P.H. GUNTHER FAMILY TRUST

By:	/s/ Philip H. Gunther
Name:	Philip H. Gunther
Title:	Trustee

BRUCE O. GUNTHER
/s/ Bruce O. Gunther

JULIE MARIE ROCKWELL

/s/ Julie Marie Rockwell

RUTH ANN GUNTHER THOMPSON

/s/ Ruth and Gunther Thompson

THE PAUL GUNTHER FAMILY LLC

By:	/s/ Paul Gunther
Name:	Paul Gunther
Title:	Manager

JANELLE GUNTHER

/s/ Janelle Gunther

JORDAN GUNTHER

/s/ Jordan Gunther

JENESSA GUNTHER

/s/ Jenessa Gunther

JILENNE GUNTHER

/s/ Jilenne Gunther

JUSTUS ROBERT GUNTHER

/s/ Justus Robert Gunther

JESSE OMEGA GUNTHER

/s/ Jesse Omega Gunther

JANSEN ORVILLE GUNTHER

/s/ Jansen Orville Gunther

JULIA KELSEY GUNTHER

/s/ Julia Kelsey Gunther

THE PAUL AND MIRIAM THOMAS FAMILY LLC

By:	/s/ Miriam G. Thomas
Name:	Miriam G. Thomas
Title:	Trustee

HETS LLC

By:	/s/ Heather Thomas-Sabourin
Name:	Heather Thomas-Sabourin
Title:	Trustee

GRETCHEN THOMAS PETERSON
/s/ Gretchen Thomas Peterson

RYAN THOMAS

/s/ Ryan Thomas

BLAINE C. GUNTHER INVESTMENTS, L.C.

By:	/s/ Blaine Gunther
Name:	Blaine Gunther
Title:	Member

THE BLAINE C. GUNTHER TRUST

By:	/s/ Blaine Gunther
Name:	Blaine Gunther
Title:	Trustee

THE JOHN W. HOWARD II AND KRISTIN G. HOWARD TRUST FBO HOWARD FAMILY TRUST U/A JAN. 3, 2002

By:	/s/ Kristin G. Howard
Name:	Kristin G. Howard
Title:	Trustee

KRISTIN GUNTHER HOWARD

/s/ Kristin Gunther Howard

THE LIVING TRUST OF JONATHAN BLAINE GUNTHER AND LISA PETERSEN GUNTHER

By:	/s/ Jon Gunther
Name:	Jon Gunther
Title:	Trustee

JONATHAN BLAINE GUNTHER

/s/ Jonathan Blaine Gunther

ANNE MARIE GUNTHER

/s/ Anne Marie Gunther

SCOTT BRINTON GUNTHER

/s/ Scott Brinton Gunther

GUNTHER HOLDING COMPANY LLC

By:	/s/ Dean Gunther
Name:	Dean Gunther
Title:	Member

THE GUNTHER FAMILY TRUST

By:	/s/ Dean Gunther
Name:	Dean Gunther
Title:	Trustee

SCHUMACHER FAMILY REVOCABLE TRUST

By:	/s/ Robert J. Schumacher
Name:	Robert J. Schumacher
Title:	Trustee

FIX FAMILY TRUST

By:	/s/ Katherine G. Fix
Name:	Katherine G. Fix
Title:	Trustee

KARIN GUNTHER MECHAM

/s/ Karin Gunther Mecham

BRIAN MECHAM

/s/ Brian Mecham

JILL GUNTHER

/s/ Jill Gunther

JST FAMILY TRUST

By:	/s/ Shari Trexter
Name:	Shari Trexter
Title:	Trustee

STEPHEN MARK HOLLEY

/s/ Stephen Mark Holley

BENJAMIN HOLLEY

/s/ Benjamin Holley

ANDREA HOLLEY

/s/ Andrea Holley